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                                                                Exhibit 10.6
                          SECURITIES TRANSFER AGREEMENT

            THIS AGREEMENT is made and entered into as of January 31, 1998, between 399 Venture Partners, Inc. ("Transferee") and Citicorp Venture Capital, Ltd. ("Transferor").

            WHEREAS, Transferor owns (i) 27,297.31shares of Series B Preferred Stock, par value $.01 per share (the "Series B Preferred") of Plainwell Holdings Company, a Delaware corporation (the "Company"), (ii) 765.00 shares of Class A Common Stock, par value $.01 per share, of the Company ("Class A Common"), (iii) 74,460.00 shares of Class B Common Stock , par value $.01 per share, of the Company (the "Class B Common" and, together with the Series B Preferred and the Class A Common Stock (the "Shares"), and (iv) stock purchase warrants of the Company (the "Warrants") exercisable for 257,334.62 shares of Class B Common, as adjusted pursuant to the terms of the Warrants.

            WHEREAS, Transferor desires to transfer such Shares and Warrants to Transferee (the "Transfer"), and Transferee desires to acquire such Shares and Warrants from Transferor pursuant to the terms and conditions of this Agreement.

            WHEREAS, Transferee is an Affiliate (as defined in the Stockholders Agreement, dated June 16, 1997, by and among the Company and certain other parties thereto (the "Stockholders Agreement"), of the Transferor, and the Transfer is, therefore, an permitted Transfer pursuant to Section 4(c)(iii) of the Stockholders Agreement.

            NOW, THEREFORE, the parties hereto agree as follows:

            1. Transfer of Transferred Stock. Transferor hereby agrees to transfer and assign to Transferee, and Transferee agrees to acquire from Transferor, all of Transferor's right, title and interest in and to the Shares.

            2. Transfer of Transferred Warrants. Transferor hereby agrees to transfer and assign to Transferee, and Transferee agrees to acquire from Transferor, all of Transferor's right, title and interest in and to the Warrants.

            3. Securities Purchase Agreement. Transferor hereby agrees to assign, and Transferee hereby agrees to assume, 100% of the Transferor's rights and obligations under the CVC Securities Purchase Agreement, dated as of June 16, 1997, by and between the Company and Citicorp Venture Capital, Ltd.

            4. Representations and Warranties of Transferee. Transferee represents and warrants to Transferor as follows: (a) Transferee is acquiring the Shares for investment purposes and not with a view to the public sale or distribution of any part thereof, and Transferee has no present intention of selling, granting participation in, or otherwise distributing the Shares in violation of any federal or state securities laws; (b) Transferee has been given access to all information regarding the Company that it has requested from Transferor; (c) Transferee is capable of evaluating and has

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evaluated the merits and risks of its purchase of the Shares and is able to bear the economic risk of its investment in the Shares; and (d) Transferee understands that the Shares have not been registered under the Securities Act of 1933 and that the sale provided for in this Agreement is exempt pursuant to Sections 4(1) and 4(2) of the Act and that the reliance of Transferor on such exemptions is predicated upon Transferee's representations set forth herein.

            5. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

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            IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.


                                     CITICORP VENTURE CAPITAL, LTD.


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                                     By:
                                     Its:


                                     399 VENTURE PARTNERS, INC.


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                                     By:
                                     Its: